Exhibit 10.1

FIRST AMENDMENT
TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of November 26, 2014 and is entered into by and between Warren Resources, Inc., a Maryland corporation (the “Borrower”) and Bank of Montreal (“BMO”), as administrative agent (in such capacity, the “Administrative Agent”), and reference is made to that certain Third Amended and Restated Credit Agreement, dated as of August 11, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and the Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Borrower desires to amend the Credit Agreement as set forth herein; and

WHEREAS, Section 11.5(c) of the Credit Agreement provides that technical and conforming modifications to the Financing Documents (including any exhibit, schedule or other attachment) may be made with the consent of the Borrower and the Administrative Agent to the extent necessary to cure any ambiguity, omission, mistake, defect or inconsistency so long as the Lenders, the Swing Line Lender and the LC Issuer shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.     AMENDMENTS TO CREDIT AGREEMENT

Exhibit B of the Credit Agreement is hereby amended by deleting the following text after the term “Interest expense” in the definition of “Interest Coverage Ratio”:

“owing to Lenders”.

Exhibit B of the Credit Agreement is hereby further amended by replacing the word “Expenses” with the word “Expense” in the parenthetical after the term “Interest Coverage Ratio” in the definition of “Interest Coverage Ratio”.

Exhibit B of the Credit Agreement is hereby further amended by adding the following text after “(ii) amortization of capitalized fees and expenses incurred to consummate the transactions contemplated by the Financing Documents” in the definition of “Interest Coverage Ratio”:

“or incurred in connection with the issuance of Debt”.

Exhibit E-4 of the Credit Agreement is hereby amended by replacing the phrase “Loan Document” with the phrase “Financing Document”.

Exhibit G of the Credit Agreement is hereby amended by replacing the phrase “Loan Documents” with the phrase “Financing Documents”.

SECTION II.     CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective upon the satisfaction or waiver of all of the following conditions precedent (the date of satisfaction or waiver of such conditions being referred to herein as the “First Amendment Effective Date”):

A.     Execution.  The Administrative Agent (or its counsel) shall have received counterpart signature pages to this Amendment duly executed by the Borrower and the Administrative Agent.

B.     Representations and Warranties.  The representations and warranties of each Credit Party contained in the Financing Documents shall be true, correct and complete in all material respects on and as of the First Amendment Effective Date, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date.

C.     No Default. No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date (immediately prior to giving effect to this Amendment) or would result after giving effect to this Amendment on the First Amendment Effective Date.

D.     Fees and Expenses.  BMO shall have received all fees and other amounts due and payable with respect to the execution of this Amendment on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Financing Document (including the reasonable fees and expenses of Simpson Thacher & Bartlett LLP).

E.     No Objection.  The Required Lenders shall not have objected to this Amendment within five (5) Business Days of November 19, 2014, which is the date on which this Amendment was provided to the Lenders.

SECTION III.     MISCELLANEOUS

A.     Reference to and Effect on the Credit Agreement and the Other Financing Documents.

(i)     On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Financing Documents to the “Credit Agreement”, “thereunder”, “thereof” or

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words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii)     Except as specifically amended by this Amendment, the Credit Agreement and the other Financing Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)     The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any agent or Lender under, the Credit Agreement or any of the other Financing Documents.

B.     Headings.  The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

C.     Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT FOR NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

D.     Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.  Delivery of an executed counterpart by facsimile or electronic transmission shall be as effective as delivery of an original executed counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	WARREN RESOURCES, INC.

	By:	/s/ Philip A. Epstein
Name: Philip A. Epstein
Title: Chief Executive Officer

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:	BANK OF MONTREAL,
as Administrative Agent

	By:	/s/ Gumaro Tijerina
Name: Gumaro Tijerina
Title: Managing Director

[Signature Page to First Amendment to Third Amended and Restated Credit Agreement]